UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2017
Date of Report (Date of Earliest Event Reported)

SEATTLE SPINCO, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-55820 (Commission File Number)	38-4013741 (IRS Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA (Address of Principal Executive Offices)	94304 (Zip Code)

(650) 687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

❑	Emerging growth company

❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions contemplated by the Agreement and Plan of Merger, dated September 7, 2016, by and among Hewlett Packard Enterprise Company (“HPE”), Seattle SpinCo, Inc. (the “Company”), Micro Focus International plc, Seattle Holdings, Inc., and Seattle MergerSub, Inc., and the Separation and Distribution Agreement, dated September 7, 2016, between HPE and the Company, on August 15, 2017, the Company amended its Certificate of Incorporation (the “Amendment”) in order to increase the number of authorized shares of, and to effect a split of each of the outstanding shares of, Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of the Company.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	3.1	First Amendment to the Certificate of Incorporation of Seattle SpinCo, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE SPINCO, INC.

DATE: August 15, 2017	By:	/s/ RISHI VARMA
		Name:	Rishi Varma
		Title:	President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to the Certificate of Incorporation of Seattle SpinCo, Inc.